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Magna Entertainment Corp.
337 Magna Drive Aurora, Ontario, Canada L4G 7K1

Exhibit 99.2

PRESS RELEASE
MAGNA ENTERTAINMENT CORP.

November 4, 2004, Aurora, Ontario, Canada......Magna Entertainment Corp. ("MEC") (NASDAQ: MECA; TSX: MEC.A) is pleased to report that the Florida Elections Canvassing Commission has, this afternoon, certified the election returns from the 67 County Supervisors of Election in Florida and has verified that Amendment 4 to the Florida State Constitution was approved by a majority of Florida voters on November 2, 2004. These results become official upon certification of Florida's federal election results, scheduled to occur on November 14, 2004. Amendment 4 immediately amends Article X of the Florida Constitution to permit the governing bodies of Miami-Dade and Broward Counties to each hold a county-wide referendum on whether to authorize slot machines within existing, licensed pari-mutuel facilities that have conducted live racing or games during each of the last two years. If voters in the county approve the referendum question by majority vote then slot machines will be authorized at qualifying pari-mutuel facilities in that approved county; if the referendum question is disapproved then the issue cannot be presented to the voters of that county by way of subsequent referendum for at least two years. According to Amendment 4, the Legislature would be required, following affirmative county vote, to adopt legislation with an effective date no later than July 1 of the year following voter approval. The Legislature would be permitted to tax slot machine revenues, provided any such taxes supplement public education funding statewide. Details of any such tax have not yet been determined.

MEC owns and operates Gulfstream Park, a licensed parimutuel facility that has conducted live racing during each of the last two years in Broward County. MEC intends to work closely with County and State officials to pursue the remaining steps to authorization of slot machine gaming at Gulfstream Park without delay.

MEC is North America's largest owner and operator of horse racetracks, based on revenue. It acquires, develops and operates horse racetracks and related pari-mutuel wagering operations, including off-track bettering facilities. Additionally, MEC owns and operates XpressBet™, a national Internet and telephone account wagering systems, and Horse Racing TV™, a 24-hour horse racing television network.

This press release may contain "forward-looking statements" within the meaning of applicable securities legislation, including the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, among others, statements regarding: expectations as to operational improvements; expectations as to cost savings, revenue growth and earnings; the time by which certain objectives will be achieved; proposed new racetracks or other developments, products and services; projections, predictions, expectations, estimates or forecasts as to our financial and operating results and future economic performance; and other matters that are not historical facts. Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or the times at or by which such performance or results will be achieved. Forward-looking statements are based on information available at the time and/or management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Important factors that could cause such differences include, but are not limited to, the factors discussed in the "Risk Factors" section of MEC's Annual Report on Form 10-K for the year ended December 31, 2003 and our subsequent public filings. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

For more information contact:
Brian J. Budden
Director, Gaming
Magna Entertainment Corp.
337 Magna Drive
Aurora, Ontario
L4G 7K1
905-726-7076

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PRESS RELEASE MAGNA ENTERTAINMENT CORP.